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                                                        EXHIBIT 5.1


               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                               October 22, 1998



USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, California  95054

     RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Registration Statement on Form S-4 (File No. 333-63323), as amended, filed with the Securities and Exchange Commission on September 14, 1998 and subsequently amended on September 16, 1998 by USWeb Corporation (the "Company"), a Delaware corporation (the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of an aggregate of 24,954,011 shares of the Company's Common Stock, $0.001 par value (the "Shares"), to be issued pursuant to the Agreement and Plan of Reorganization dated as of September 1, 1998 by and among the Company, USWeb Acquisition Corporation 134, and CKS Group, Inc. (the "Agreement").

     In connection with this opinion, we have examined the Registration Statement, the Agreement and such other documents, instruments and records as we have deemed necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where regarded, the Shares will have been duly authorized and, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                  Sincerely,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati